Exhibit 99.1

JBI, Inc. Raises $4 Million in Series B Financing to Fund Continued Execution of Business Plan

Niagara Falls, New York, December 31, 2012 -- JBI, Inc. (“JBI” or the “Company”) is pleased to announce that, between December 27, 2012 and December 31, 2012 it raised $4,012,554 in a private placement of 1,146,444 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Shares”).  The Series B Shares, which were sold at a price of $3.50 per share, are each convertible into 7 shares of the Company’s common stock and have a mandatory conversion date of June 30, 2014.  The Series B Shares entitle the holders to a preference upon liquidation equal to the purchase price of the Series B Shares.  The terms of the Company’s private placement allow the Company to hold additional closings for the sale of additional Series B Shares up to the maximum offering amount of two million shares and gross proceeds of up to $7 million prior to the January 31, 2013 offering termination.

“This financing, combined with our efforts to grow revenues and reduce costs, are important as we continue the momentum to execute our business plan,” stated JBI CEO Kevin Rauber. “With this financing, we will continue to move forward towards our stated goals and continue with development of our planned  Plastic2Oil® site on the RockTenn Company property in Jacksonville, Florida.”

Matthew Ingham, JBI CFO, commented, “We are excited about this financing, as we believe that it provides us with the necessary capital and flexibility to expand our production capabilities as we continue to work towards maximizing shareholder value.”

More information about this financing can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2012.

JBI’s Niagara Falls facility currently has two operational Plastic2Oil processors and a third is being assembled and is expected to come online during the first quarter of 2013.

About JBI, Inc.

JBI, Inc. is a leading clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 19, 2012, as amended on April 30, 2012, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
JBI, Inc. Investor Relations
1.716.471.5995

MEDIA INQUIRIES

media@jbi.net or please visit the JBI, Inc. Newsroom at http://www.plastic2oil.com/site/news-room